As filed with the Securities and Exchange Commission on April 17, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VENUS CONCEPT INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	06-1681204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

(877) 848-8430

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Domenic DiSisto

General Counsel and Corporate Secretary

Venus Concept Inc.

235 Yorkland Blvd., Suite 900

Toronto, Ontario M2J 4Y8

(877) 848-8430

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danielle Carbone, Esq.

Reed Smith LLP

599 Lexington Avenue, 22nd Floor

New York, New York 10022

Telephone: (212) 549-0229

Approximate date of commencement of proposed sale to public:

From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	15,575,000	$4.51	$70,243,250.00	$9,117.57

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share, of the registrant as may be issued or issuable as a result of stock splits, stock dividends, stock distributions, and similar transactions.

(2)

Represents (i) 2,300,000 issued and outstanding shares of the registrant’s common stock, (ii) 6,600,000 shares of the registrant’s common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock, and (iii) 6,675,000 shares of the registrant’s common stock issuable upon exercise of certain outstanding warrants to purchase common stock, to be offered and sold, in each case, by the selling stockholders identified in this registration statement.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Global Market on April 14, 2020, which date is a date within five business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 17, 2020

PROSPECTUS

15,575,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders,” of up to 15,575,000 shares of our common stock, par value $0.0001 per share, or Common Stock, which includes (i) 2,300,000 issued and outstanding shares of Common Stock, (ii) 6,600,000 shares of Common Stock issuable upon conversion of our Series A Convertible Preferred Stock, par value $0.0001 per share, or the Series A Preferred Stock, issued and sold by us, and (iii) 6,675,000 shares of Common Stock issuable upon exercise of certain outstanding warrants to purchase Common Stock, or Warrants, issued and sold by us. We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of such Warrants; however, we cannot predict when or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock and the shares of Common Stock issuable to the selling stockholders upon the exercise of the Warrants.

The selling stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the heading “Plan of Distribution.” The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “VERO.” On April 14, 2020, the closing price of our Common Stock was $4.48 per share.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and any similar sections contained in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2020.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the heading “Selling Stockholders,” from time to time, of up to an aggregate of 15,575,000 shares of Common Stock, which includes (i) 2,300,000 issued and outstanding shares of Common Stock, (ii) 6,600,000 shares of Common Stock issuable upon conversion of our Series A Preferred Stock, and (iii) 6,675,000 shares of Common Stock issuable upon exercise of certain outstanding Warrants. We are not selling any shares of our Common Stock under this prospectus and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the selling stockholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of such Warrants; however, we cannot predict when or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information about us and the securities being offered by the selling stockholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information under “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations or prospects may have changed since those dates.

This prospectus incorporates by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, you should not place undue reliance on this information.

When we refer to “Venus Concept,” the “Company,” “we,” “our” and “us” or other similar terms in this prospectus, we mean Venus Concept Inc. and its consolidated subsidiaries (taken as a whole), unless we state otherwise or the context indicates otherwise. When we refer to “you,” we mean the potential purchasers of the securities offered hereby.

Venus Viva®, Venus Legacy®, Venus Concept®, Venus Versa®, Venus Fiore®, Venus Skin®, NanoFractional RF®, Delivering the Promise®, Venus Freeze®, (MP)2®, Neograft®, Venus Concept (logo)®, Venus Glow™, Venus Glow (logo)™, Venus Heal™, RP3™, 2TWO5™, NanoFractional with Smart Scan Technology (logo)™, Venus Heal™ and Venus Heal (logo)™ and Venus Bliss ™ are trademarks of Venus Concept Ltd. and Restoration Robotics®, ARTAS®, and Restoration Robotics’ (logo)™ are trademarks of the Company in the United States. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in the Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the documents incorporated by reference herein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein, before deciding to buy shares of our Common Stock.

Overview

We are an innovative global medical technology company that develops, commercializes, and delivers minimally invasive and non-invasive medical aesthetic and hair restoration technologies and related practice enhancement services. Our aesthetic systems have been designed on a cost-effective, proprietary and flexible platform that enables us to expand beyond the aesthetic industry’s traditional markets of dermatology and plastic surgery, and into non-traditional markets, including family and general practitioners and aesthetic medical spas. In the years ended December 31, 2019 and 2018, a substantial majority of our systems delivered in North America were in non-traditional markets.

In November 2019, we completed our business combination with Venus Concept Ltd. and the business of Venus Concept Ltd. became the primary business of the Company. We have developed and commercialized a robotic device, the ARTAS® System, that assists physicians in performing many of the repetitive tasks that are part of a follicular unit extraction surgery, or FUE, a type of hair restoration surgery. In July 2018, we introduced the ARTAS® iX Robotic Hair Restoration System, which we believe is the first and only robotic intelligent solution to offer precise, minimally invasive, repeatable harvesting and implantation functionality in one platform. The system delivers procedural analysis, precision, repeatability and clinical workflow efficiency for hair restoration. Through our NeoGraft® division, which we acquired in 2018, we offer an automated hair restoration system that facilitates the harvesting of follicles during an FUE process, improving the accuracy and speed over commonly used manual extraction instruments. Our hair restoration systems are sold primarily to plastic surgeons and dermatologists, and in the U.S., we offer doctors using the NeoGraft® system the services of a group of independently contracted technicians, whom we market as “VeroGrafters.” This group of approximately 50 technicians is available to assist the physician during a NeoGraft® hair restoration procedure. The ARTAS® iX System complements our NeoGraft® hair restoration system and allows us to penetrate a broader segment of the hair restoration market.

We have developed and commercialized twelve technology platforms, including our ARTAS® and NeoGraft® systems. We have received clearance from the U.S. Food and Drug Administration, or FDA, for the combined use of multipolar radio frequency, or RF, and pulsed electromagnetic fields, or PEMF, for non-invasive treatment of facial rhytides (wrinkles) in Fitzpatrick skin types I (ivory)-IV (light brown), and temporary reduction in the appearance of cellulite, among others. We have also received FDA clearance for the use of our diode laser system for non-invasive fat reduction (lipolysis) in the abdomen and flanks for certain body types. In certain jurisdictions outside of the U.S., our products have received marketing authorizations for indications such as temporary increase of skin tightening, non-invasive lipolysis of the abdomen and flanks, cellulite reduction and uses for certain soft tissue injuries, among others, and for vaginal treatment in the Israeli market. Our proprietary multipolar RF and PEMF technologies, also referred to as our (MP)2® technology, synergistically deliver consistent homogenous treatments in a minimally invasive process. We also use in our systems Intense Pulsed Light, or IPL, for treatment of benign pigmented epidermal and cutaneous lesions, lasers for hair removal and fractional ablative RF modality for skin resurfacing. The ARTAS® system was cleared by FDA in April 2011 and the ARTAS® iX was cleared by FDA in March 2018 to include implantation of harvested hair follicles.

In the U.S., we have obtained 510(k) clearance from FDA for our Venus Freeze® and Freeze Plus systems, Venus Viva®, Venus Legacy®, Venus Versa®, Venus Velocity™, Venus Heal™, Venus Bliss™ and ARTAS® systems. The Venus Glow™ and NeoGraft® systems are listed as class I devices under FDA classification system. Outside the U.S., we market our technologies in over 60 countries across Europe, Asia-Pacific and Latin America. Because each country has its own regulatory scheme and clearance process, not every device is cleared or authorized for the same indications in each market in which a particular system is marketed.

To address the financial barriers faced by physicians and aesthetic service providers globally, we focus our medical aesthetic product sale strategy on a subscription-based business model in North America and in our well-established direct global markets, which allows us to offer our aesthetic products to non-traditional providers and medical spas. Traditional energy-based aesthetic devices can require financial commitments of up to $190,000, which typically involve third-party financing, often with personal guarantees. These products are often superseded by next-generation products within 18 to 24 months, making it financially difficult for aesthetic service providers to continually access the market’s newest technologies, and for providers in non-traditional markets to justify the significant investment. Our subscription-based model is designed to provide a lower initial barrier to ownership and includes an up-front fee, and a monthly payment schedule, typically over a period of 36 months, with approximately 40% of total contract payments collected in the first year. Our subscription-based business model can provide customers with greater flexibility than traditional equipment leases secured through finance companies. The significantly reduced upfront financial commitments, without onerous credit and disclosure requirements, make this business model increasingly appealing and affordable to non-traditional physicians and medical aesthetic spas. If economic circumstances are appropriate, we provide customers in good standing with the opportunity to “upgrade” to new agreements for our newest available or alternative technology throughout the subscription period. To ensure that each monthly product payment is made on time and that the customers’ systems are serviced in accordance with the terms of the warranty, every product purchased under a subscription agreement requires a monthly activation code, which we provide to the customer upon receipt of the monthly payment. We currently do not offer the ARTAS® iX System under the subscription-based model.

To support the growth initiatives of our customers, we developed practice enhancement services that provides our customers with a fully integrated monthly marketing support program with business and marketing tools to grow their practices, improve their financial and business performance, and maximize their return on investment, while also supporting our sale of products and ancillary services. These interactions help in further building our customer relationships.

As of December 31, 2019, we operated directly in 29 international markets through our 24 direct offices in the U.S., Canada, United Kingdom, Japan, South Korea, Mexico, Argentina, Colombia, Spain, France, Germany, Australia, China, Hong Kong, Singapore, Indonesia, Vietnam, India, Israel, Italy, Bulgaria, Russia, Kazakhstan and South Africa.

Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. See the information under “Risk Factors” beginning on page 5 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

Our Corporate Information

We were founded on November 22, 2002 as a Delaware corporation under the name Restoration Robotics, Inc. Our principal executive offices are located at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8 and our telephone number is (877) 848-8430. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

The Offering

Shares of Common Stock offered by the selling stockholders:	15,575,000 shares of Common Stock, which consists of (i) 2,300,000 issued and outstanding shares of Common Stock, (ii) 6,600,000 shares of Common Stock issuable upon conversion of our Series A Preferred Stock, and (iii) 6,675,000 shares of Common Stock issuable upon exercise of the Warrants.

Terms of this offering:	The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on the Nasdaq Global Market or any other stock exchange, market or trading facility on which our Common Stock is traded or in private transactions. The shares offered by this prospectus may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:	All proceeds from the sale of shares of Common Stock offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of Common Stock offered pursuant to this prospectus. We will receive proceeds upon cash exercises, if any, of the Warrants. See “Use of Proceeds”.

Nasdaq Global Market symbol:	“VERO”.

Trading:	Our shares of Common Stock currently trade on the Nasdaq Global Market. There is no established trading market for the Warrants, and we do not intend to list the Warrants on any securities exchange or other trading system.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under “Risk Factors” beginning on page 5 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

We have agreed to register the offer and sale of the Common Stock to satisfy registration rights we have granted to the selling stockholders, as described herein.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference in this prospectus before you decide to purchase shares of our Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, prospects, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our Common Stock. As a result, you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference into this prospectus, contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and cost savings from our merger with Venus Concept Ltd.;

•	our financial performance;

•	the continued growth in demand for our systems and other products;

•	the success of the commercial launch of Venus Bliss;

•	our commercialization, marketing, distribution and manufacturing capabilities, plans and prospects;

•	the timing or likelihood of regulatory filings and approvals for our systems;

•	the scope and timing of our investment in our commercial infrastructure and sale-force;

•	our expectations regarding the potential market size and the size of the patient populations for our systems and procedures;

•	the implementation of our business model and strategic plans for our business and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our systems;

•	our ability to implement additional infrastructure and internal systems;

•	the research and development activities we intend to undertake in order to expand the approved indications of use for our existing products and new products;

•	the outcome of legal proceedings related to our business;

•	estimates of our expenses, future revenue and capital requirements;

•	our ability to raise additional capital;

•	developments and projections relating to our competitors and our industry, including competing technologies; and

•	general economic conditions, including the global economic impact of COVID-19.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described herein under “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K and other documents we may file with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this prospectus and the date of any document incorporated by reference. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

USE OF PROCEEDS

All of the shares of our Common Stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our Common Stock covered by this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

We may, however, receive cash proceeds equal to the exercise price of the Warrants that a stockholder may exercise, to the extent any such Warrants are exercised for cash. We expect to use any proceeds received by us from the cash exercise of these Warrants for general corporate purposes.

We cannot predict when or if these Warrants will be exercised, and it is possible that these Warrants may expire and never be exercised. The Warrants are exercisable under certain circumstances on a cashless basis and if the Warrants be exercised on a cashless basis, we will not receive any proceeds from the exercise of the Warrants. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of these Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 15,575,000 shares of our Common Stock that may be sold or otherwise disposed of by the selling stockholders, which consists of (i) 2,300,000 issued and outstanding shares of Common Stock, (ii) 6,600,000 shares of Common Stock issuable upon conversion of our Series A Preferred Stock, and (iii) 6,675,000 shares of Common Stock issuable upon exercise of the Warrants.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our Common Stock beneficially owned by such selling stockholder prior to this offering, (ii) the number of shares being offered by such selling stockholder pursuant to this prospectus, and (iii) such selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold to third parties.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of Common Stock subject to Warrants held by that selling stockholder that are exercisable as of, or exercisable within 60 days after April 17, 2020, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other selling stockholder. The percentage of beneficial ownership after this offering is based on 38,794,285 shares of Common Stock deemed to be outstanding as of April 17, 2020. Except where otherwise indicated below, Venus Concept believes, based on information furnished to it by such owners and provided in reports filed with the SEC, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares. Unless otherwise noted below, the address for all beneficial owners is c/o Venus Concept Inc., 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8.

The registration of these shares of Common Stock, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the shares of Common Stock issuable to the selling stockholders upon the exercise of the Warrants does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of Common Stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Except as otherwise disclosed in the footnotes below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Beneficial Owner	Beneficially Owned Before Offering		Shares of Common Stock offered	Beneficially Owned After Offering(1)
	Number	Percentage		Number	Percentage
EW Healthcare Partners, L.P. and related investment entities(2)	13,178,415	33.33%	9,450,000	7,778,415	19.67%
Saudi Economic and Development Securities Company and related investment entities(3)	8,061,665	19.99%	3,955,000	5,801,665	14.39%
HealthQuest Partners II, L.P. and related investment entities(4)	5,874,172	14.89%	2,100,000	4,674,172	11.84%
Peter Giannoulis(5)	79,994	*	70,000	39,994	*

*	Less than 1 percent (1%).
(1)

Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all shares of Common Stock included in this prospectus held by such selling stockholder.

(2)

Represents (i) 6,746,431 shares of Common Stock held by EW Healthcare Partners, L.P., or EWHP, (ii) 271,425 shares of Common Stock held by EW Healthcare Partners-A, L.P., or EWHP-A, and (iii) 11,165 stock options held by EWHP-A which stock options will vest within 60 days after April 17, 2020, each of which have the sole voting and investment power with respect to their respective shares of Common Stock. The table also includes (i) 5,191,147 shares issuable to EW Healthcare Partners, L.P. and (ii) 208,853 shares issuable to EW Healthcare Partners-A, L.P.’s in each case upon conversion of the Series A Preferred Stock held by such holders. Essex Fund IX GP, the general partner of EWHP and EWHP-A, may also be deemed to have sole voting and investment power with respect to such shares of Common Stock. Essex Fund IX GP disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest therein. Essex IX General Partner, the General Partner of Essex Fund IX GP, may also be deemed to have sole voting and investment power with respect to such shares of Common Stock. Essex IX General Partner disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest therein. Martin P. Sutter, Scott Barry, Ronald W. Eastman, an individual, Petri Vainio and Steve Wiggins are each a manager and collectively the managers of Essex IX General Partner. Each of the managers may be deemed to exercise shared voting and investment power with respect to such shares. Scott Barry is a member of the Company’s Board of Directors. Mr. Barry disclaims beneficial ownership of the shares held by EWHP and EWHP-A, except to the extent of any pecuniary interests therein. Also reflects 748,674 shares of Common Stock issuable upon the exercise of warrants which are exercisable beginning on May 7, 2020. Does not include 4,050,000 shares issuable upon exercise of warrants that are not exercisable until September 16, 2020. As of April 17, 2020, 10,445 stock options were fully vested and 720 stock options will vest within 60 days after April 17, 2020. The principal address of EWHP, EWHP-A, Essex IX FUND GP, Essex IX General Partner and each of the managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

(3)

Represents (i) 1,866,666 shares of Common Stock held by SC Venus Opportunities Limited, (ii) 1,866,666 shares of Common Stock held by SC Venus US Limited, (iii) 1,193,333 shares of Common Stock held by SEDCO Capital Cayman Limited, and (iv) 1,600,000 shares of Common Stock held by SEDCO Capital Global Funds-SC Private Equity Global Fund IV. Saudi Economic and Development Securities Company is the investment manager of SC Venus US Limited, SC Venus Opportunities Limited and SEDCO Capital Global Funds-SC Private Equity Global Fund IV and may be deemed to beneficially own securities held by SC Venus US Limited or SC Venus Opportunities Limited or SEDCO Capital Global Funds-SC Private Equity Global Fund IV. Saudi Economic and Development Securities Company is the parent of SEDCO Capital Cayman Limited and may be deemed to beneficially own securities held by SEDCO Capital Cayman Limited. Also, because of the 19.99% beneficial ownership limit described below, (i) SC Venus Opportunities Limited is deemed to beneficially own 671,563 shares of Common Stock issuable upon the exercise of warrants which are exercisable beginning on May 7, 2020, but does not include 261,770 warrants which are not exercisable within the next 60 days, (ii) SC Venus US Limited is deemed to beneficially own 671,563 shares of Common Stock issuable upon the exercise of warrants which are exercisable on May 7, 2020 but does not include 261,770 warrants which are not exercisable within the next 60 days, and (iii) SEDCO Capital Cayman Limited is deemed to beneficially own 191,874 shares of Common Stock issuable upon the exercise of warrants which are exercisable beginning on May 7, 2020, but does not include 74,792 warrants which are not exercisable within the next 60 days. Does not include 1,695,000 shares of Common Stock issuable upon exercise of warrants that are not exercisable until September 16, 2020. The principal address of SEDCO Capital Cayman Limited is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The Principal address of SC Venus US Limited and SC Venus Opportunities Limited is PO Box 709, Willow House, Cricket Square, Grand Cayman E9 KY1-1107. The principal address of SEDCO Capital Global Funds – SC Private Equity Global Fund IV is 5 Rue Jean Monnet, Luxembourg N4 L-2180.
(4)

Represents 4,006,786 shares of Common Stock held by HealthQuest Partners II, L.P. HealthQuest Venture Management II, L.L.C., or HealthQuest Management, is the general partner of HealthQuest Partners II, L.P., or HealthQuest. The table also includes 1,200,000 shares issuable to HealthQuest Partners II, L.P.’s upon conversion of the Series A Preferred Stock held by such holder. HealthQuest Management may be deemed to have voting and dispositive power over the shares held by HealthQuest. Garheng Kong is a member of the Company’s Board of Directors. Dr. Kong is the managing member of HealthQuest Management and as such, may be deemed to exercise shared voting and investment power with respect to such shares. Dr. Kong is also the Managing Partner and controlling member of HealthQuest Capital Management Company, LLC, or HQCM, and may be deemed to have sole voting and dispositive power with respect to the options held of record by HQCM. Dr. Kong disclaims beneficial ownership of the shares held by HealthQuest, except to the extent of any pecuniary interests therein. Also includes 666,666 shares of Common Stock issuable upon the exercise of warrants which are exercisable on May 7, 2020. Does not include 900,000 shares issuable upon exercise of warrants that are not exercisable until September 16, 2020. As of April 17, 2020, 10,445 stock options were fully vested and 720 stock options will vest within 60 days after April 17, 2020. The address for HealthQuest is 1301 Shoreway Road, Suite 350, Belmont California 94002.

(5)

Represents (i) 66,663 shares of Common Stock and (ii) 13,331 shares of Common Stock issuable upon the exercise of warrants which are not exercisable until May 7, 2020. Does not include 30,000 shares issuable upon exercise of warrants that are not exercisable until September 16, 2020.

Description of 2020 Private Placement

Securities Purchase Agreement

On March 18, 2020, we entered into a securities purchase agreement, or the Purchase Agreement, with certain investors named therein, or the Investors, pursuant to which the Company agreed to issue and sell to the Investors an aggregate of 2,300,000 shares of Common Stock, or the Shares, 660,000 shares of Series A Preferred Stock, which is convertible into 6,600,000 shares of Common Stock, or the Conversion Shares, and Warrants, to purchase up to 6,675,000 shares of Common Stock, or the Warrant Shares, with an exercise price of $3.50 per share, subject to adjustments as provided under the terms of the Warrants, or the 2020 Private Placement. The Warrants have a five-year term and are exercisable beginning 181 days after their issue date. The Series A Preferred Stock will automatically convert into shares of Common Stock upon receipt of stockholder approval pursuant to Nasdaq Listing Rule 5635(d). The Series A Preferred Stock has no voting rights other than as required by law. The transaction was completed on March 19, 2020. The gross proceeds to the Company from the 2020 Private Placement were $22.25 million, before placement agent fees and other offering expenses.

The Purchase Agreement includes representations, warranties, and covenants customary for a transaction of this type. In addition, the Company agreed to indemnify the Investors from liabilities relating to the Company’s breach of any of the representations, warranties and covenants in the Purchase Agreement. The Securities were sold pursuant to the exemption provided by Section 4(2) of the Securities Act.

The foregoing description of the Purchase Agreement and the Warrants is not complete and is subject to and qualified in their entirety by reference to the Purchase Agreement and the Warrants, copies of which are filed as exhibits hereto.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, the Company entered into a registration rights agreement, or the Registration Rights Agreement, with the Investors pursuant to which the Company is required, among other things, to file a registration statement with respect to the Shares, the Conversion Shares and Warrant Shares held by such Investors with the SEC within 30 days following the closing of the offering. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

The foregoing description of the Registration Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the Registration Rights Agreement which is filed as an exhibit hereto.

This prospectus is being filed pursuant to the registration rights granted pursuant to the Registration Rights Agreement.

PLAN OF DISTRIBUTION

The selling stockholders, and any of their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions directly or through one or more under-writers, broker-dealers or agents. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may involve crossed or block transactions. The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from such selling stockholder or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of Common Stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We have agreed to use reasonable best efforts to keep the registration statement, of which this prospectus forms a part, continuously effective until the earlier of (i) the date as of which all Registrable Securities (as defined in the Registration Rights Agreement) have been sold pursuant to such registration statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which a selling stockholder no longer holds the shares of Common Stock registered hereunder.

We are required to pay all fees and expenses incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders.

Listing

Our Common Stock is listed on the Nasdaq Global Market under the symbol “VERO.”

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby is being passed upon for us by Reed Smith LLP.

EXPERTS

The financial statements of Venus Concept Ltd. as at and for the period ended December 31, 2018 incorporated by reference from our Annual Report on Form 10-K filed with the SEC on March 30, 2020 have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Venus Concept Inc. as at and for the year ended December 31, 2019 incorporated in this prospectus by reference from our Annual Report on Form 10-K filed with the SEC on March 30, 2020, have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC. Unless otherwise noted, the SEC file number for each of the documents listed below is 001-38238:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 30, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Venus Concept Inc.

235 Yorkland Blvd., Suite 900

Toronto, Ontario M2J 4Y8

(877) 848-8430

Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our Common Stock being offered hereby. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus forms a part, at the SEC’s Internet website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at https://www.venusconcept.com/en-us/. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the Registrant. All amounts are estimates except the Securities and Exchange Commission, or the SEC, registration fee.

Amount
Securities and Exchange Commission registration fee	$9,118
Accounting fees and expenses	$45,000
Legal fees and expenses	$35,000
Printing fees and expenses	$7,000

Total Expenses	$96,118

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and our amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

We maintain insurance policies under which our directors and executive officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

Item 16.	Exhibits

(a)	Exhibits

		Incorporated by Reference to Filings Indicated
Exhibit No.	Exhibit Description	Form	Exhibit No.	Filing Date	Provided Herewith

4.2	Form of 2020 Warrant.	10-K	4.3	3/30/2020

5.1	Opinion of Reed Smith LLP.				X

10.1	Securities Purchase Agreement, dated March 18, 2020, by and between the Company and certain investors listed therein.	10-K	4.12	3/30/2020

10.2	Registration Rights Agreement, dated March 18, 2020, by and between the Company and certain investors listed therein.	10-K	4.13	3/30/2020

23.1	Consent of Deloitte LLP, independent registered public accounting firm.				X

23.2	Consent of MNP LLP, independent registered public accounting firm.				X

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on the signature page hereto).				X

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on this 17th day of April, 2020.

VENUS CONCEPT INC.

By:	/s/ Domenic Serafino
Name:	Domenic Serafino
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Domenic Serafino, Dominic Della Penna and Domenic DiSisto as his or her true and lawful attorney-in-facts and agents, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Domenic Serafino Domenic Serafino	Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2020

/s/ Domenic Della Penna Domenic Della Penna	Chief Financial Officer (Principal Financial and Accounting Officer)	April 17, 2020

/s/ Scott Barry	Chairman and Director	April 17, 2020
Scott Barry

/s/ Garheng Kong, M.D.	Director	April 17, 2020
Garheng Kong, M.D.

/s/ Louise Lacchin	Director	April 17, 2020
Louise Lacchin

/s/ Fritz LaPorte	Director	April 17, 2020
Fritz LaPorte

/s/ Anthony Natale, M.D.	Director	April 17, 2020
Anthony Natale, M.D.

/s/ Keith Sullivan	Director	April 17, 2020
Keith Sullivan